Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1- (484) 693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Names Aerospace and Defense Industry Veteran, Bob Francis, President of Ranor Subsidiary

Senior Executive Brings More Than 25 Years of Operational and Commercial Experience to Ranor Facility

CENTER VALLEY, PA – February 8, 2012 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that it has named Bob Francis, a senior executive with multi-site operational experience, to the position of president and general manager of its Ranor subsidiary in Massachusetts, effective immediately.

“We look forward to leveraging Bob’s extensive experience and capabilities, particularly in lean manufacturing, quality systems and we expect that he will focus immediately on improving the division’s capacity utilization and profitability,” said Mr. James Molinaro, CEO of TechPrecision Corporation. “Bob’s exceptional functional and process background in core industrial areas of production, engineering, inventory control, logistics, reliability, maintenance, MRO supply chain and business process design will serve Ranor well as we continue with our aggressive growth strategy to diversify our manufacturing capabilities and deliver leading-edge technology products. We welcome him to the Company and are confident he is the right person to lead Ranor into the future.”

Mr. Francis was most recently vice president & general manager, GKN Monitor Aerospace, a division of GKN Aerospace, where he launched a culture emphasizing safety, quality, and efficiency that contributed to overall profitability. Prior to that, he held operational positions in a variety of organizations primarily specializing in the design and fabrication of composite components, supplying to the aerospace, defense  and commercial markets. He was instrumental in delivering operational and business optimization and growth and had full project management oversight from conceptual development and scope definition to implementation planning, execution, and final delivery.

“Ranor has experienced tremendous change over the last 12 months, but the opportunity for this division is compelling,” Mr. Francis added. “My mission is clear: increase manufacturing efficiency and quality, fully utilize the capacity and resources, and focus on its profitability and growth.”

Mr. Francis has an M.S. in Business Administration from Boston University and a B.S. in Engineering from the United States Military Academy at West Point. He served as a Captain in the U.S. Army from 1980-1985.

Mr. Francis replaces Stanley Youtt, who will remain with the Company and become EVP of Special Projects, primarily focused on executing plans for special projects.

“We thank Stan for his years of service, and believe he will be an important contributor to our planned third division,” added Mr. Molinaro.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., is an industry leading, global manufacturer of precision, large-scale fabricated and machined metal components and systems. These products are used in a variety of markets including: renewable energy (solar and wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s mission is to be the leading end-to-end global service provider to its markets by furnishing custom, fully integrated “turn-key” solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.